UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2011

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-53424	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2011, a wholly-owned financing subsidiary of FS Investment Corporation (“FSIC”), Arch Street Funding LLC (“Arch Street”), entered into an amendment and restatement of the confirmation letter agreement (the “Amended and Restated Confirmation”) governing its total return swap (the “TRS”) for senior secured floating rate loans with Citibank, N.A. Pursuant to the Amended and Restated Confirmation, the maximum notional amount of the pool of loans subject to the TRS was increased from $200 million to $300 million. No other material terms of the TRS changed in connection with the Amended and Restated Confirmation.

The foregoing description of the Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

Also on June 9, 2011, the board of directors of FSIC declared two regular semi-monthly cash distributions of $0.033594 per share each. Both distributions will be paid on June 30, 2011, the first to stockholders of record on June 14, 2011 and the second to stockholders of record on June 29, 2011.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Confirmation Letter Agreement, dated as of June 9, 2011, by and between Arch Street Funding LLC and Citibank, N.A.

99.1	Press release dated June 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: June 13, 2011	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Confirmation Letter Agreement, dated as of June 9, 2011, by and between Arch Street Funding LLC and Citibank, N.A.

99.1	Press release dated June 13, 2011.